EXHIBIT 10.13

TWELFTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT
THIS TWELFTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT (this “Amendment”) is made this 12th day of January , 2022, by and between TMG TMC 3, L.L.C., a Delaware limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”).
RECITALS:
A.Landlord’s predecessor-in-interest, Marshall Property LLC, and Tenant entered into that certain Deed of Office Lease Agreement dated August 8, 2014 (the “Original Lease”), as amended by that certain First Amendment to Deed of Office Lease Agreement dated as of May 29, 2015 (the “First Amendment”), that certain Second Amendment to Deed of Office Lease Agreement dated as of October 19, 2015 (the “Second Amendment”), that certain Third Amendment to Deed of Office Lease Agreement dated as of May 6, 2016 (the “Third Amendment”), that certain Fourth Amendment to Deed of Office Lease Agreement dated as of September 15, 2016 (the “Fourth Amendment”), that certain Fifth Amendment to Deed of Office Lease Agreement dated as of January 31, 2017 (the “Fifth Amendment”), that certain Sixth Amendment to Deed of Office Lease Agreement dated as of October 10, 2018 (the “Sixth Amendment”), that certain Seventh Amendment to Deed of Office Lease Agreement dated as of May 16, 2019 (the “Seventh Amendment”), that certain Eighth Amendment to Deed of Office Lease Agreement dated as of July 17, 2019 (the “Eighth Amendment”), that certain Ninth Amendment to Deed of Lease Agreement dated as of March 12, 2020, that certain Tenth Amendment to Deed of Office Lease Agreement dated as of December 17, 2020 (the “Tenth Amendment”), and that certain Eleventh Amendment to Deed of Office Lease Agreement dated as of December 21, 2021 (the “Eleventh Amendment”) (collectively, as amended, the “Lease”), whereby Tenant leases (i) approximately 177,932 rentable square feet of office space on the first (1st), second (2nd), third (3rd), fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), tenth (10th), and eleventh (11th) floors, (collectively, the “Existing Premises”), in a building located at 8281 Greensboro Drive, Tysons, Virginia 22102 (the “Building”), and (ii) approximately 805 square feet of storage space located on the lower level of the Building (the “Additional Storage Space”).
B.Landlord and Tenant desire to modify the termination provisions that are set forth in Section 1 of Exhibit F of the Original Lease, as set forth below.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Landlord and Tenant, Landlord and Tenant covenant and agree as follows:
1.Termination Option. Section 1 of Exhibit F of the Original Lease is modified as follows:

(a) The date that “Tenant’s Termination Notice” (as defined in the Original Lease) must be given by shall be February 1, 2023;

(b) The “Effective Termination Date” (as defined in the Original Lease) shall be August 1, 2024;

(c) The “Termination Fee” (as defined in the Lease) shall mean $5,159,600.04; and

(d) Notwithstanding anything to the contrary, Tenant’s termination option contained in Section 1 of Exhibit F of the Original Lease (i) shall only be applicable to the space leased by

Tenant under the Original Lease, the Second Amendment, the Third Amendment and the Sixth Amendment, and (ii) shall not be applicable to the “Second Floor Expansion Premises” (as defined in the Lease), “Third Floor Premises” (as defined in the Lease), the “Fifth Expansion Premises” (as defined in the Lease), or the “Fourth Expansion Premises” (as defined in the Lease).

2.Brokers. Landlord and Tenant each represents and warrants to the other that, except for CBRE, Inc., on behalf of Landlord, and Avison Young, on behalf of Tenant, neither party has dealt with any broker in connection with this Amendment. Landlord and Tenant each shall indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty.

3.Definitions. Except where the context plainly requires otherwise, all capitalized terms that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

4.Estoppel. To induce Landlord to enter into this Amendment, Tenant hereby represents and warrants to Landlord that as of the date of this Amendment:

(a)Tenant is in possession of the entire Existing Premises;
(b)Tenant has not assigned the Lease or sublet any portion of the Existing Premises;
(c)The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Amendment and is in full force and effect;
(d)To Tenant’s knowledge, Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and
(e)To Tenant’s knowledge, Landlord is not in default of any of its obligations under the Lease and to Tenant’s knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease.
5.    Governing Documents. Except as expressly modified by this Amendment, the Lease shall remain unchanged and continue in full force in accordance with its terms. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.
6.    Counterparts. This This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument.  Any signature page to any counterpart may also be attached to another counterpart identical thereto without impairing the legal effect of the signatures thereon. Signatures to this Amendment may be delivered electronically via portable document format (“PDF”), “DocuSign” or other standard electronic transmission, and signatures so delivered shall constitute effective execution and delivery of such signature pages and shall be deemed to be the original signatures, and fully effective, for all purposes.
7.    Incorporation of Recitals. The recitals set forth above are incorporated in and made a part of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:
TMG TMC 3 L.L.C., a Delaware limited liability company

/s/ Charlie Schwieger	By:	/s/ David Cheek
	Name:	David Cheek
	Title:	President

/s/ Katie Yanushonis	By:	/s/ Mark King
	Name:	Mark King
	Title:	CFO / COO

WITNESS/ATTEST:	TENANT:
ALARM.COM INCORPORATED, a Delaware corporation

/s/ Nicola Murphy	By:	/s/ Daniel Ramos
	Name:	Daniel Ramos
	Title:	Senior Vice President
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